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                                                                   EXHIBIT 10.29

                          [LETTERHEAD OF PAPA JOHN'S]

                                 June 18, 1997

Mr. Douglas S. Stephens
PJ AMERICA, INC.
P.O. Box 611165
Birmingham, Alabama 35261-11965

     RE:  Canadian Development

Dear Doug:

     At Chuck Schnatter's request, I am writing to confirm our agreements and understandings with respect to the rights of PJ America, Inc. ("PJAM") to develop the City of Vancouver, Canada and surrounding territory.

     By Letter Agreement dated May 20, 1996 (the "Letter"), we granted PJAM development rights to the City of Vancouver, Canada and its surrounding territory (the "Vancouver Territory"). Under the terms of the Letter, we were to give written notice to PJAM promptly after we acquired rights to use the name "Papa John's" in Canada. PJAM would then have 60 days following receipt of such written notice to notify us whether PJAM intended to enter into a Development Agreement for the Vancouver Territory.

     On February 11, 1997, we notified PJAM that we had acquired the Canadian trademark registration for the name "Papa John's." Thus, the 60-day exercise period began to run. By letter dated March 26, 1997, we agreed to extend the date by which PJAM must notify us if it intends to develop the Vancouver Territory to December 31, 1997.

     In short, PJAM still has the option to develop the Vancouver Territory. That option extends through December 31, 1997. If you have any questions or comments concerning PJAM's development rights in Canada, or if we may otherwise be of further assistance, please don't hesitate to give me a call. Best regards.


                                        Very truly yours,

                                        PAPA JOHN'S INTERNATIONAL, INC.

                                        /s/ Richard J. Emmett
                                        -----------------------------------
                                        Richard J. Emmett
                                        Vice President and Senior Counsel

RJE:kw

 cc:  Michael M. Fleishman
bcc:  Ivan M. Diamond